UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2026

Jaguar Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36714	46-2956775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street
Suite 400
San Francisco, California		94104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 371-8300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 8, 2026, Jaguar Health, Inc. (the “Company”) reconvened its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) that was adjourned on May 22, 2026 and June 2, 2026, respectively. At the Annual Meeting, five proposals were submitted to and approved by the Company’s stockholders. The proposals are described in details in the Company’s definitive proxy statement of the Annual Meeting on Schedule 14A, originally filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2026 (as amended and supplemented, the “Proxy Statement”). At the Annual Meeting, a total of 7,169,152 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), out of a total of 14,044,277 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, as of April 15, 2026, the record date for the Annual Meeting (the “Record Date”), were represented in person or by proxy at the Annual Meeting.

The final results for the votes regarding each proposal are set for below.

1.

Proposal to elect one Class II director to the Company’s board of directors to hold office for a three-year term until the annual meeting of stockholders in 2029 and until such director’s successor is elected and qualified. The votes regarding this proposal were as follows:

	For	Withheld	Broker Non- Votes
John Micek III	3,967,085	240,944	2,961,123

2.

Proposal to ratify the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was approved by the stockholders by the following vote:

For	Against	Abstained	Broker Non- Votes
6,898,326	238,443	32,383	0

3.

Proposal to approve, pursuant to Nasdaq Listing Rule 5635(d) (Rule 5635(d)), the issuance of more than 19.99% of the Company’s issued and outstanding shares of Common Stock to C/M Capital Master Fund, LP (and its affiliates), an accredited investor (“C/M Capital”), pursuant to a securities purchase agreement to be entered into between the Company and C/M Capital within 90 days after the date of the Annual Meeting (the “ELOC Agreement”), was approved by the stockholders by the following vote:

For	Against	Abstained	Broker Non- Votes
3,891,273	291,441	25,315	2,961,123

4.

Proposal to approve, pursuant to Rule 5635(d), the issuance of more than 19.99% of the Company’s issued and outstanding shares of Common Stock to C/M Capital pursuant to a securities purchase agreement to be entered between the Company and C/M Capital within 90 days after the date of the Annual Meeting (the “Preferred Stock Purchase Agreement”), including shares of Common Stock issuable upon redemption of shares of a new series of preferred stock of the Company, par value $0.0001 per share, to be designated as Series P Non-Convertible Preferred Stock (the “Series P Preferred Stock”), to be issued and sold pursuant to the Preferred Stock Purchase Agreement, was approved by the stockholders by the following vote:

For	Against	Abstained	Broker Non- Votes
3,846,847	336,712	24,470	2,961,123

5.

Proposal to approve a proposal to grant discretionary authority to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve Proposals 3 and 4, was approved by the stockholders by the following vote:

For	Against	Abstained	Broker Non- Votes
3,928,027	258,049	21,953	2,961,123

Item 7.01	Regulation FD Disclosure.

On June 8, 2026, the Company issued a press release announcing the results of the Annual Meeting, a copy of which is furnished as Exhibit 99.1.

The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 8, 2026

104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC

Date: June 8, 2026	By:	/s/ Lisa A. Conte
Lisa A. Conte
Chief Executive Officer & President